          FILED
  IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
    STATE OF NEVADA

     July 20, 1982

                                                             Filing Fee $2385.00
                                                             BY: NATCO
                                                             Suite 1400
                                                             One East First St.
                                                             Reno, Nevada 89501

                                   AMENDMENT
                      TO THE ARTICLES OF INCORPORATION OF
                         ARIZONA-NEVADA MINING COMPANY

                                   * * * * *

     Pursuant to the provisions of Section 78.385 of the Nevada Revised
Statutes, Arizona-Nevada Mining Company, a Nevada corporation, adopts the following amendment to its Articles of Incorporation:

     1. The undersigned hereby certify that on Friday, July 9, 1982, a Special
Meeting of the Board of Directors was duly held and convened at which time there was present a quorum of the Board of Directors acting throughout all proceedings, and at which time the following resolution was duly adopted by the
Board of Directors:

     BE IT RESOLVED: That the President of the corporation is hereby authorized and directed to call a Special Meeting of Stockholders to be held and convened on Tuesday, July 20, 1982 at 12:00 o'clock noon, local time, at
     Suite 1400 One East First Street, Reno, Nevada 89501 for the following purposes:

          To amend the Articles of Incorporation to provide:

          (a)  That the name of the corporation be changed from Arizona-Nevada
               Mining Company to International Texas Industries. Inc.

          (b)  That the capitalization be increased from 1,750,000 shares to
               50,000,000 shares with the par value being increased from $0.10 to $0.20 per shares which would have the effect of a reverse split of the corporation's stock in that two (2) shares of $0.10 par value stock would be equal to one (1) share of $0.20 par value stock.

     2. A Special Meeting of the Stockholders was held on Tuesday, July 20,
1982. With regard theret the undersigned hereby certify as follows.

          (a)  A Notice of Special Meeting of Stockholders was mailed to each stockholder on Friday, July 9, 1982.

          (b)  There were present, either by Proxy or in person 825,375 shares of
               the 1,250,000 shares outstanding of Arizona-Nevada Mining
               Company.

          (c)  The proposals to amend the Articles of Incorporation which are set forth as follows were adopted by 825,375 shares. There were 0 shares voting against the proposals.

          (d)  The Amendments to the Articles of Incorporation are as follows:

     ARTICLE I: That the name of the corporation is INTERNATIONAL TEXAS
                INDUSTRIES, INC.

     ARTICLE IV: That this corporation is authorized to issue only one (1) class of shares of stocks; the total number of such shares is FIFTY MILLION
(50,000,000), par value TWENTY CENTS ($0.20) per share, totaling in the aggregate Ten Million Dollars ($10,000,000).

     The holders of shares of capital stock of the corporation shall not be entitled to pre-emptive or preferential rights to subscribe to any unissued stock or any other securities which the corporation may now or hereafter be authorized to issue.

     The corporation's capital stock may be issued and sold from time to time for such consideration as may be fixed by the Board of Directors, provided that the consideration so fixed is not less than par value.

     The stockholders shall not possess cumulative voting rights at all shareholders meetings called for the purpose of electing a Board of Directors.

     DATED: This 20th day of July. 1982.

                                                  ARIZONA-NEVADA MINING COMPANY

                                                  By /s/ Terry L. Young
                                                     ---------------------------
                                                     Terry L. Young, President

ATTEST:

/s/ Susan S. Young
---------------------------
Susan S. Young, Secretary

STATE OF TEXAS      )
                    : ss.
COUNTY OF           )

     On this 20th day of July, 1982, before me, the undersigned, a Notary
Public, personally appeared TERRY L. YOUNG, President, and SUSAN S. YOUNG,
Secretary, of ARIZONA-NEVADA MINING COMPANY, a Nevada corporation, known to me to be the persons who executed the foregoing instrument and who acknowledged to me that they executed the same freely and voluntarily on behalf of and in their capacities as the President and Secretary, respectively, of Arizona-Nevada
Mining Company for the uses and purposes therein mentioned.

     IN WITNESS THEREOF, I have hereunto fixed my hand and affixed my official seal the day and year first above written.

                                                  /s/ Michael Mayfield
                                                  ------------------------------
                                                  Notary Public
                                                  Residing in Austin, TX
                                                              ------------------
                                                              Travis County

My Commission Expires:

      12-10-85
----------------------